Exhibit 10.14

EXTENSION AMENDMENT TO EXECTUIVE EMPLOYMENT AGREEMENT

THIS EXTENSION AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”), made this 13th day of November, 2020, is entered into by and between Document Security Systems, Inc. (the “Company”) and Frank D. Heuszel (the “Executive”).

WHEREAS, the Company and Executive entered into that certain Executive Employment Agreement dated as of August 27, 2019 (the “Employment Agreement”), which expired on July 15, 2020 (capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement); and

WHEREAS, the parties hereto desire to extend the term of the Employment Agreement and amend the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Term. Section 1 of the Employment Agreement (“Term of Employment”) is hereby amended by deleting the entire section thereof and replacing it with the following:

“The Company agrees to employ Executive, and Executive agrees to work for the Company, upon the terms set forth in this Agreement, for the period commencing on July 15, 2019 (the “Commencement Date”) and ending on December 31, 2020 (the “Term”). This Agreement shall terminate in accordance with the provisions of Section 4, below.”

2. Compensation, Benefits and Equity. Section 3.2, 3.3(a), 3.3(b) and 3.5 of the Employment Agreement (“Compensation, Benefits and Equity”) are hereby amended by deleting the entire section thereof and replacing it with the following:

“3.2 Cash Performance Bonus. The Executive is eligible for a cash performance bonus with an aggregate potential annual bonus of up to $165,000 (the “Cash Bonus”). The Cash Bonus will be calculated based upon the sum of 3% of Gross Revenue Growth and 5% of Net Revenue Change, capped at 100% of annualized Base Salary.

The calculation, administration and payment of the bonus will be determined and paid semi-annually and shall be payable within a forty-five (45) days after the semi-annual periods of January 1, 2020, July 15, 2020 and December 31, 2020. It is intended that the Cash Bonus calculation not include any M&A changes or financial impact, or any IP Monetization revenue or expense impact. It is intended to be a bonus program related to growing the core businesses and improving the net operating profits of the core business units.

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3.3 Definitions

(a) Gross Revenue Growth. “Gross Revenue Growth” shall mean the increase or decrease in the actual sales revenue of Premier Packaging Corporation and DSS Digital as if the 2 entities were standalone entities, year over year, (in accordance with generally accepted accounting principles, or GAAP) for the two 6-month periods ending as of 12/31/2019 and 6/30/2020. For the 6-month period ending 12/31/2020, “Gross Revenue Growth” shall mean the increase or decrease in the actual sales revenue of Premier Packaging Corporation and DSS Digital as if the 2 entities were standalone entities, year over year, (in accordance with generally accepted accounting principles, or GAAP). The revenue growth calculation shall not include any growth increases or decreases resulting from any new line of business, acquisition or merger of a new business, or the IP Monetization line of business.

For the sake of clarity in the bonus calculation and for example only, if the gross revenues of the relevant lines of business totaled, as of:

Period 1: July 1, 2018 through December 31, 2018 = $30,400,000

Period 2: January 1, 2019 through June 30, 2019 = $20,000,000

Period 3: July 1, 2019 through December 31, 2019 = $32,000,000

Period 4: January 1, 2020 through June 30, 2020 = $24,000,000

Calculation:

■	(Period 3 minus Period I) x .03, or ($32,000,000- $30,400,000) x.03 = $48,000.

■	(Period 4 minus Period 2) x .03. or ($24.000,000- $20,000,000) x.03 = $120,000.

Therefore, total bonus associated with Gross Revenue Growth= $168,000.

(b) Net Income Change. “Net Revenue Change” shall mean 5% of the change in Net Income before income taxes (plus intangible asset amortization) of Premier Packaging Corporation and DSS Digital as if the 2 entities were standalone entities, year over year, (in accordance with generally accepted accounting principles, or GAAP) for the two 6-month periods ending as of 12/31/2019 and 6/30/2020. For the 6-month period ending 12/31/2020, “Net Revenue Change” shall mean 5% of the change in Net Income before income taxes (plus intangible asset amortization) of Premier Packaging Corporation and DSS Digital as if the 2 entities were standalone entities, year over year, (in accordance with generally accepted accounting principles, or GAAP). The net income change calculation shall not include any net income change resulting from any new line of business, acquisition or merger of a new business, or the IP Monetization line of business.

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For the sake of clarity in the bonus calculation and for example only,

If the net revenues of the relevant lines of business totaled, as of:

Period 1: July 1, 2018 through December 31, 2018 = $1,000,000

Period 2: January 1, 2019 through June 30, 2019 = $1,600,000

Period 3: July 1, 2019 through December 31, 2019 = $1,200,000

Period 4: January 1, 2020 through June 30, 2020 = $2,000,000

Calculation:

●	(Period 3 minus Period 1) x .05, or ($1,200,000 - $1,000,000) x .05 = $10,000

●	(Period 4 minus Period 2) x .05, or ($2,000,000 - $1,600,000) x .05 = $20,000

Therefore, total bonus associated with Gross Revenue Growth = $30,000

By adding the two components of the bonus calculation will comprise the total bonus calculation.

In this example, the total bonus calculation is $198,000 [$168,000+$30,000] with maximum payable to be capped at 100% annual salary of $165,000; Therefore $165,000.

3.5 Benefits. Executive shall be entitled to participate in all benefit programs and allowances that the Company establishes and makes available to its executive employees, including eligibility for all company benefit plans, including, but not limited to, health care coverage and 40l (k) plan, profit sharing, car allowance, cell phone and data usage payment or reimbursement, home and office internet and computer/support equipment. The Executive understands that, except when prohibited by applicable law, the Company’s benefit plans and fringe benefits may be amended by the Company from time to time in its sole discretion.

The Executive shall be entitled to four (4) weeks of paid vacation time per year during the Term of this Agreement commencing immediately with the execution of this Agreement. However, Executive shall not be entitled to receive payments in any kind for the accrued but unused vacation time or carry over such accrued but unused vacation time in the next year. All other terms of the Executive’s vacation shall be subject to the Company’s vacation policy, as it exists or is subsequently modified.

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3. Governing Law. This Amendment shall be governed by the laws of the State of New York without regards to the conflict-of-law principles.

4. Effective Date. This Amendment became effective as of July 16, 2020 (the “Effective Date”).

5. Ratification. All terms and provisions of the Employment Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the Effective Date, all references to the term “Employment Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

6. Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have set their hands hereto on the date first above written:

DOCUMENT SECURITY SYSTEMS, INC.

/s/ Heng Fai Ambrose Chan
(Signature)

Chairman
(Title)

Heng Fai Ambrose Chan
(Print name)

EXECUTIVE

/s/ Frank Heuszel
(Signature)

Frank Heuszel
(Print name)

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